CLOSING AGREEMENT



THIS CLOSING AGREEMENT (the "Agreement") dated and effective as of the 10th day of February, 1995, by and between Shougang Mechanical Equipment of Pennsylvania, Inc., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania ("SMEC") and West Homestead Joint venture Corporation, a corporation organized and existing under the laws of the State of Delaware ("WHJV") , either or both of which may be referred to as the Party or Parties.

WHEREAS, SMEC and WHJV have entered into a certain Purchase Agreement dated August 17, 1988 (the "Purchase Agreement"), for the sale of WHJV's interest in Mesta International (f/k/a Mesta Engineering Company), a partnership organized and existing under the laws of the Commonwealth of Pennsylvania ("MEC") to SMEC; and

WHEREAS, WHJV has commenced an arbitration to enforce the terms of the Purchase Agreement; and

WHEREAS, WHJV and SMEC desire to settle the matters of the arbitration and to close the purchase and sale of WHJV's remaining thirty percent (30%) partnership interest in MEC (the "Partnership Interest") to SMEC pursuant to the exercise on September 16, 1992, of WHJV's option under Section 6 of the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, SMEC and WHJV, intending to be legally bound, agree that:

1. The closing of the purchase and sale of the Partnership Interest under this Agreement will take place on February __, 1995, at 11:00 A.M. local time (the 'Closing Date') at the offices of SMEC at Seven Parkway Center, Pittsburgh, Pennsylvania or at such other time, date or place as the Parties shall mutually agree.

2. SMEC shall execute and deliver to WHJV at the closing of the transfer of the Partnership Interest:

a) an Instrument of Assumption of Liabilities and Indemnity substantially in the form of Exhibit A attached hereto;

b) a Certificate of Incumbency and signature specimen signed by the President of SMEC and certified by the Secretary of SMEC.

c) Settlement Agreement and Mutual Release substantially in the form of Exhibit B attached hereto.




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d)       the Promissory Note of WHJV payable in favor of SMEC in the principal amount of $47,502.46 marked canceled.

3. WHJV shall execute and deliver to SMEC at the closing of the transfer of the Partnership Interest:

a) an Assignment and Bill of Sale substantially in the form of Exhibit C attached hereto;

b) a Quit Claim of Intellectual Property substantially in the form of Exhibit D attached hereto;

c) Notification to MEC of the sale of WHJV's Partnership Interest in accordance with Internal Revenue Code Section 605OK(c); and

d) a Certificate of Incumbency and signature specimen signed by the officers of WHJV and certified by the Secretary of WHJV; and

e)       Settlement Agreement and Mutual Release.

f) the Promissory Note dated September 15, 1988 of SMEC in the principal amount of $300,000 marked canceled together with all necessary UCC-3 termination statements.

g)       letter terminating that certain Guarantee Agreement dated August
         17, 1988.

     4. In consideration of the transfer of the Partnership Interest, SMEC shall pay to WHJV Eight Hundred Fifty Thousand Dollars ($850,000) in cash or other immediately available funds at the Closing.

     5. In further consideration of the transfer of the Partnership Interest, the obligation of SMEC to pay WHJV the sum of $300,000.00 together with accrued and unpaid interest thereon (at a per diem rate of $57.51) shall be canceled and shall be deemed to be satisfied and fully paid for all purposes; and the obligation of WHJV to pay SMEC the sum of $47,502.46 (US) together with accrued and unpaid interest thereon (at a per them rate of $7.80) shall be canceled and shall be deemed to be satisfied and fully paid for all purposes. 6 . The obligations of WHJV hereunder shall be subject to the condition that, Shoudu Iron and Steel Co. (also known as Shougang Corporation), an entity organized and existing under the laws of the People Republic of China ("Shoudu") and the sole shareholder of SMEC unconditionally and irrevocably guarantee the payments and performance of SMEC under this Agreement and the Instrument of Assumption of Liabilities and Indemnity by the execution and delivery by Shoudu of a guaranty in favor of WHJV.

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     7. SMEC and WHJV shall at any time,  and from time to time, on or after the closing of the purchase and sale of the Partnership Interest, upon written request and without further consideration, take or cause to be taken such actions, and execute and deliver such documents, conveyances or assurances that SMEC or WHJV may reasonably require for completing the transaction contemplated hereunder, including but not limited to the preparation of tax returns for MEC and the incorporation of MEC.

     8. The Agreement and obligations of the Parties contained in this Agreement shall survive the closing hereof and shall be legally biding and enforceable upon the Party or Parties to be charged in accordance with the terms of any provisions stated herein, and execution of this Agreement shall in no way act or operate to terminate or invalidate the future obligations or performance thereof.

     9. In the event of a breach by either Party hereunder of their respective obligations under this Agreement or under Section 6 of the Purchase Agreement or under the other closing documents described herein, the non-breaching Party may resort to any and all remedies it may now or hereafter possess, at law or in equity, to enforce the rights under the closing documents described herein or under this Agreement or the Purchase Agreement, which remedies shall be cumulative and exercisable at the discretion of the non-breaching Party. The breaching Party shall pay all costs and expenses, including reasonable attorneys' fees, incurred by non-breaching party in the exercise of its remedies hereunder, under the Purchase Agreement or under the other closing documents described herein.

     10. In connection with any dispute under this Agreement or in the closing documents described herein, WHJV and SMEC hereby irrevocably consent to the jurisdiction of the United States District Court for the District of Columbia or if such court rules that it lacks jurisdiction then to the Superior Court for the District of Columbia or if both such courts rule that they lack jurisdiction then the parties consent to the jurisdiction of the United States District Court for the Western District of Pennsylvania, and waive personal service of any and all process upon it and consent that all such services of process be made by certified or registered mail directed to WHJV and/or SMEC at the addresses provided for in Section 11 of this Agreement and service so made shall be deemed to be completed upon actual receipt thereof. Each of WHJV and SMEC waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.

     11. All notices, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second day after mailing, if sent by registered or certified mail, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) when received, if sent by prepaid overnight carrier, with a record or receipt, or (iv) the first day after dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, return receipt requested), to the parties at the following addresses:




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                  If to WHJV,  to:

                  West Homestead Joint Venture Corporation
                  260 North Elm Street
                  Westfield, MA 10185
                  Attention: R. Bruce Dewey

                  With a copy  to:

                  Baker & McKenzie
                  815 Connecticut Avenue, N.W.
                  Washington, D.C. 20006
                  Attention: John W. Polk

                  If to SMEC,  to:

                  Shougang Mechanical Equipment of
                  Pennsylvania, Inc.
                  Seven Parkway Center
                  Pittsburgh, PA 15220
                  Attention: President

                  With  a  copy to:

                  Kirkpatrick & Lockhart
                  1500 Oliver Building
                  Pittsburgh, PA 15222
                  Attention: W. Henry Snyder

     Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

     12. WHJV and SMEC shall each bear their own costs and expenses (including, without limitation, legal fees) incurred by them or their respective affiliates in connection with the arbitration, the preparation, negotiation, execution, delivery and performance of the Closing Agreement and the related closing documents and the consummation of the transactions contemplated hereby and thereby.

     13. This Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of law doctrines.





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IN WITNESS WHEREOF the Parties have set their hand and seal.

CORPORATE SEAL    SHOUGANG MECHANICAL EQUIPMENT OF
                                    PENNSYLVANIA INC.


                                    BY:   /s/    Wang Zhiduo
ATTEST:                             Acting President


CORPORATE SEAL    WEST HOMESTEAD JOINT VENTURE CORPORATION


                                    BY:   /s/     John E. Reed
ATTEST:                             President



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